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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                  SCHEDULE 14A
                                  ------------

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |X| Filed by a Party other than the Registrant |_| Check the appropriate box: |_| Preliminary Proxy Statement |_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)) |_| Definitive Proxy Statement |_| Definitive Additional Materials |X| Soliciting Material Pursuant to ss.240.14a-12

                       Digital Courier Technologies, Inc.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)
--------------------------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

|X|  No fee required.

| |  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     2)  Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     4)  Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     5)  Total fee paid:

--------------------------------------------------------------------------------

| |  Fee paid previously with preliminary materials.

| | Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

--------------------------------------------------------------------------------

     2)  Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     3)  Filing Party:

--------------------------------------------------------------------------------

     4)  Date Filed:
--------------------------------------------------------------------------------

PART I. FINANCIAL INFORMATION

ITEM 1. Condensed Consolidated Financial Statements (unaudited)

                       DIGITAL COURIER TECHNOLOGIES, INC.
                                AND SUBSIDIARIES

                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                     ASSETS
                                     ------

                                                            March 31, 2002     June 30,
                                                              (unaudited)        2001
                                                             ------------   ------------
CURRENT ASSETS:
   Cash                                                     $    466,807    $    712,264
   Restricted cash                                            14,489,497      31,008,230
   Deposit with payment processor                                   --         2,067,148
   Receivable from payment processors                             67,467       1,154,607
   Current portion of prepaid software license                 2,247,684       2,247,684
   Prepaid expenses and other current assets                      67,158         170,262
                                                            ------------    ------------

                Total current assets                          17,338,613      37,360,195
                                                            ------------    ------------

PROPERTY AND EQUIPMENT:
   Computer and office equipment                               8,374,242       8,353,347
   Furniture, fixtures and leasehold improvements                593,416         593,416
                                                            ------------    ------------

                                                               8,967,658       8,946,763
   Less accumulated depreciation and amortization             (7,517,231)     (5,999,889)
                                                            ------------    ------------

                Net property and equipment                     1,450,427       2,946,874

GOODWILL AND OTHER INTANGIBLE ASSETS,
   net of accumulated amortization
   of  $54,472,885 at June 30, 2001

                                                                    --        15,932,427

PREPAID SOFTWARE LICENSE, net of current portion               2,247,684       3,933,447
                                                            ------------    ------------

                                                            $ 21,036,724    $ 60,172,943
                                                            ============    ============

     See accompanying notes to condensed consolidated financial statements.

                       DIGITIAL COURIER TECHNOLOGIES, INC.
                                AND SUBSIDIARIES

                CONDENSED CONSOLIDATED BALANCE SHEETS (Continued)

                 LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY
                 ----------------------------------------------


                                                             March 31, 2002     June 30,
                                                             (unaudited)          2001
                                                            -------------    -------------

CURRENT LIABILITIES:
   Notes payable                                            $     606,719    $   1,656,655
   Current portion of capital lease obligations                    42,781           43,342
   Accounts payable                                               934,046          723,067
   Merchant reserves                                           14,096,178       28,074,138
   Accrued merchant payable                                     1,067,976        2,920,085
   Settlements due to merchants                                   453,032          741,057
   Accrued chargebacks                                          1,906,977        1,727,637
   Due to processor                                                  --          2,484,107
   Deferred revenue                                               162,388          486,776
   Other accrued liabilities                                    2,347,131        2,689,339
                                                            -------------    -------------

                Total current liabilities                      21,617,228       41,546,203
                                                            -------------    -------------

CAPITAL LEASE OBLIGATIONS, net of current portion                  17,072           49,839
                                                            -------------    -------------

COMMITMENTS AND CONTINGENCIES:

Convertible Preferred Stock, 2,500,000 shares authorized



 Series A - $10,000 par value 360 shares outstanding
  (liquidation preference of $3,600,000)                             --          3,600,000

  Series D - $10,000 par value 360 shares outstanding
  (liquidation preference of $3,600,000)                        3,600,000             --
   of $3,600,000)
                                                            -------------    -------------

STOCKHOLDERS' (DEFICIT) EQUITY:
   Common stock, $.0001 par value; 75,000,000 shares
     authorized,  43,614,448 and 40,044,444 shares issued
     and outstanding respectively
                                                                    4,361            4,004
   Additional paid-in capital                                 279,705,487      279,355,836
   Warrants outstanding                                         1,363,100        1,363,100
    Subscriptions receivable                                      (12,000)         (12,000)
   Accumulated deficit                                       (285,258,524)    (265,734,039)
                                                            -------------    -------------

                Total stockholders' (deficit) equity           (4,197,576)      14,976,901
                                                            -------------    -------------

                                                            $  21,036,724    $  60,172,943
                                                            =============    =============

     See accompanying notes to condensed consolidated financial statements.

                       DIGITAL COURIER TECHNOLOGIES, INC.
                                AND SUBSIDIARIES

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                AND SUBSIDIARIES

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
               FOR THE THREE MONTHS ENDED MARCH 31, 2002 AND 2001
                                   (Unaudited)

                                                                                     2002            2001
                                                                                ------------    ------------

NET REVENUES                                                                    $  4,017,630    $  8,529,137

COST OF REVENUES                                                                   2,302,136       5,167,762
                                                                                ------------    ------------

                Gross margin                                                       1,715,494       3,361,375
                                                                                ------------    ------------

OPERATING EXPENSES:
   Depreciation and amortization                                                   2,313,368       3,829,824
   Impairment writedown of goodwill                                               12,135,383       3,429,113
   Selling, general and administrative                                             1,390,263       2,330,744
   Research and development                                                          130,928          55,876
   Fines and chargebacks                                                             210,000         250,000
                                                                                ------------    ------------

                Total operating expenses                                          16,179,942       9,895,557
                                                                                ------------    ------------

OPERATING LOSS                                                                  $(14,464,448)   $ (6,534,182)
                                                                                ------------    ------------

OTHER INCOME (EXPENSE):
   Interest and other income                                                             569         307,105
   Loss on dispositions of equipment                                                    --           (11,335)
   Interest and other expense                                                        (24,821)        (80,771)

                Other expense, net                                                   (24,252)        214,999
                                                                                ------------    ------------

NET LOSS                                                                        $(14,488,700)   $ (6,319,183)
                                                                                ============    ============

NET LOSS PER COMMON SHARE:
     Basic and Diluted                                                          $      (0.33)   $      (0.16)
                                                                                ------------    ------------

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
     Basic and Diluted                                                            43,614,447      40,044,444
                                                                                ============    ============


     See accompanying notes to condensed consolidated financial statements.

                       DIGITAL COURIER TECHNOLOGIES, INC.
                                AND SUBSIDIARIES

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                FOR THE NINE MONTHS ENDED MARCH 31, 2002 AND 2001
                                   (Unaudited)

                                                                                2002              2001
                                                                          ----------------- -----------------

NET REVENUES                                                              $     13,329,200  $      27,162,971

COST OF REVENUES                                                                  8,256,976        17,519,894
                                                                          ----------------- -----------------

                Gross margin                                                      5,072,224         9,643,077
                                                                          ----------------- -----------------

OPERATING EXPENSES:
   Depreciation and amortization                                                  7,000,149        30,765,272
   Impairment writedown of goodwill                                              12,135,383       145,429,113
   Selling, general and administrative (includes $0 and ($285,346),
     respectively of non-cash, stock-based expense)                               4,479,719         8,072,984
   Research and development (includes $0 and ($363,954), respectively
     of non-cash, stock-based expense)                                              383,810           650,127
   Fines and chargebacks                                                            520,000           499,000
                                                                          ----------------- -----------------

                Total operating expenses                                         24,519,061       185,416,496
                                                                          ----------------- -----------------

OPERATING LOSS                                                                  (19,446,837)     (175,773,419)
                                                                          ----------------- -----------------

OTHER INCOME (EXPENSE):
   Gain on return of common shares                                                        -         3,109,544
   Interest and other income                                                         43,554           496,676
   Net loss on sale of assets                                                             -           (26,718)
   Interest and other expense                                                      (121,202)         (157,058)

                Other expense, net                                                  (77,648)        3,422,444
                                                                          ----------------- -----------------

NET LOSS                                                                       $(19,524,485)    $(172,350,975)
                                                                          ================= =================
     Basic and Diluted                                                    $           (0.46)    $       (3.96)
                                                                          ================= =================

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
     Basic and Diluted                                                           42,207,292        43,561,735
                                                                          ================= =================

     See accompanying notes to condensed consolidated financial statements.

                       DIGITAL COURIER TECHNOLOGIES, INC.
                                AND SUBSIDIARIES

                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                FOR THE NINE MONTHS ENDED MARCH 31, 2002 AND 2001
                                   (Unaudited)
                           Increase (Decrease) in Cash

                                                                           2002              2001
                                                                      ---------------- -----------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                                              $ (19,524,485)   $(172,350,975)
Adjustments to reconcile net loss to net cash provided by (used in)
  operating activities:
    Depreciation and amortization                                         7,000,149       30,765,272
    Loss from impairment writedown of goodwill                           12,135,383      145,429,113
    Gain on return of common shares                                            --         (3,109,544)
    Compensation (income) related to cashless exercise of stock
      options and issuance of stock                                            --           (649,300)
    Loss on disposition of equipment                                           --             26,718
    Changes in operating assets and liabilities, net of effect of acquisitions:
         Restricted cash                                                 16,518,733      (18,661,845)
         Trade accounts receivable                                             --           (963,637)
         Receivable from payment processor                                1,087,140        4,372,168
         Deposit with payment services processor                          2,067,148          450,452
         Prepaid expenses and other current assets                          103,104         (107,725)
         Other assets                                                          --            101,947
         Accounts payable                                                   210,979       (2,433,550)
         Settlements due to merchants                                    (2,140,134)      (1,916,374)
         Merchant reserves                                              (13,977,960)      10,744,410
         Due to processor                                                (2,484,107)       2,281,010
         Accrued chargebacks                                                179,340         (326,066)
         Accrued liabilities                                                  7,800          389,959
         Deferred revenue                                                  (324,388)         255,000
         Other liabilities                                                     --         (2,500,000)
                                                                      -------------    -------------

             Net cash provided by (used in) operating activities      $     858,702    $  (8,202,967)
                                                                      -------------    -------------


     See accompanying notes to condensed consolidated financial statements.

                       DIGITAL COURIER TECHNOLOGIES, INC.
                                AND SUBSIDIARIES

                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
          FOR THE NINE MONTHS ENDED MARCH 31, 2002 AND 2001 (Continued)
                                   (Unaudited)

                           Increase (Decrease) in Cash

                                                                              2002           2001
                                                                          -----------    -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of property and equipment                                         (20,895)      (882,059)
   Proceeds from disposition of equipment                                        --           19,853
                                                                          -----------    -----------

                Net cash (used in) investing activities                       (20,895)      (862,206)
                                                                          -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Net proceeds from issuance of common stock upon exercise of warrants
                                                                                 --        5,200,000
   Principal payments on capital lease obligations                            (33,328)      (315,525)
   Principal payments on borrowings                                        (1,049,936)      (328,103)
                                                                          -----------    -----------

                Net cash (used in) provided by financing activities        (1,083,264)     4,556,372
                                                                          -----------    -----------

NET DECREASE IN CASH                                                         (245,457)    (4,508,801)
CASH AT BEGINNING OF PERIOD                                                   712,264      7,382,773
                                                                          -----------    -----------

CASH AT END OF PERIOD                                                     $   466,807    $ 2,873,972
                                                                          ===========    ===========


SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
   Cash paid for interest                                                 $   112,810    $   143,858


NONCASH FINANCING AND INVESTING ACTIVITIES:
   The company issued 3,570,000 shares of stock in October 2001 to settle legal obligation.


     See accompanying notes to condensed consolidated financial statements.

               DIGITAL COURIER TECHNOLOGIES, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

NOTE 1 - INTERIM CONDENSED FINANCIAL STATEMENTS

The accompanying interim condensed consolidated financial statements as of March 31, 2002 and for the three and nine months ended March 31, 2002 and 2001 are unaudited. In the opinion of management, all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation have been included. The financial statements are condensed and, therefore, do not include all disclosures normally required by generally accepted accounting principles. These financial statements should be read in conjunction with the Company's annual financial statements included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2001. The results of operations for the three and nine months ended March 31, 2002 are not necessarily indicative of the results to be expected for the entire fiscal year ending June 30, 2002. Certain previously reported amounts have been reclassified to conform to the current period presentation. These reclassifications had no affect on the previously reported net loss.

Since its inception, our business has incurred significant losses, and as of March 31, 2002 had negative working capital of $4,278,615. In addition, cash balances available at March 31, 2002 have been substantially exhausted in order to fund current operations and pay liabilities. Notably, $260,000 was spent to renew the directors and officers' insurance policy. As a result, there has been uncertainty about the Company's ability to continue as a going concern, which was stated in our auditor's report on the Company's financial statement for the 2001 fiscal year. There can be no assurance that the proceeds of any future financing, if any, will substantially affect the Company's going concern status or that the Company's ongoing need for financing will be met or that any future financing will be on terms favorable to the Company.

Our capital requirements depend on several factors, including the rate of market acceptance of our services, the ability to expand our customer base, the growth of sales and marketing, our ability to successfully defend litigation against us. If adequate funds are not available or are not available on acceptable terms, our growth may be limited and we may be unable to develop or enhance our services, take advantage of future opportunities, respond to competitive pressures or defend pending or future litigation. The Company requires additional financing to meet its current capital requirements. The Company has been working for months to obtain additional financing and hopes to conclude a financing by May 31, 2002. If a financing is concluded, it will in all likelihood involve the issuance of additional shares of common stock or series of preferred stock with rights that are senior to those of our common stockholders or holders of shares of the Company's preferred stock. We may issue common stock or debt or equity securities convertible into shares of common stock to obtain additional financing if required. Any additional financing will also likely result in substantial dilution to current holders of our common stock. Furthermore, the Company's losses and lack of tangible assets to pledge as security for debt financing could prevent the Company from obtaining loans from banks or other lenders. Failure to obtain adequate financing would have a material adverse effect on the Company and could result in cessation of the Company's business and lead to filing for protection under the bankruptcy laws.

               DIGITAL COURIER TECHNOLOGIES, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

The Company, a Delaware corporation, was originally incorporated May 16, 1985. DCTI and its predecessor have acquired and sold several companies during the last four fiscal years. On January 8, 1997, the Company acquired the stock of Sisna, Inc. ("Sisna"). During fiscal 1998, the Company acquired the stock of DCTI, Books Now, Inc. ("Books Now") and the stock of WeatherLabs Technologies, Inc. ("WeatherLabs"). During fiscal 1999, the Company acquired the stock of Access Services, Inc. ("Access Services"), the stock of SB.com, Inc. ("SB.com") and acquired the stock of Digital Courier International, Inc. ("DCII"). During fiscal 2000, the Company acquired the stock of DataBank International, Ltd. ("DataBank"), the stock of CaribCommerce, Ltd. ("CaribCommerce") and the assets of various entities referred to jointly as "MasterCoin". These acquisitions have been accounted for as purchases with the results of operations of the acquired entities being included in the accompanying consolidated financial statements from the dates of the acquisitions. In fiscal 1998, the Company sold its direct mail advertising operations to Focus Direct, Inc. ("Focus Direct") and sold the stock of Sisna acquired in January 1997 back to Sisna's former major shareholder. In fiscal 2000, the Company sold its WeatherLabs operations to Landmark Communications, Inc.

DCTI, DCII, Access Services, SB.com, DataBank and CaribCommerce are collectively referred to herein as the "Company". All significant intercompany accounts and transactions have been eliminated in consolidation.

NOTE 2  - GOODWILL IMPAIRMENT

DataBank International, Ltd.

During  the  quarter  ended  December  31,  2000,   the  Company   assessed  the
realizability of the recorded goodwill and $134,228,591 was written off as impaired.

At June 30, 2001, the Company assessed the realizability of the remaining goodwill under current business conditions and recorded an additional writedown of $6,494,142.

At March 31, 2002 the Company assessed the realizability of the remaining goodwill under current business conditions. As a result of that analysis, all remaining unamortized goodwill of $7,442,522 associated with DataBank International, Ltd. was written off as impaired.

CaribCommerce, Ltd.

During the quarter ended March 31, 2001, the Company evaluated the potential benefits associated with a service agreement acquired from CaribCommerce, Ltd. and concluded that it would not be in the best interests of the Company to pursue a relationship with the bank. Upon this determination, the Company assessed the realizability of the remaining unamortized goodwill associated with the acquisition and having determined it to be impaired, wrote off the full amount of $3,429,113.

               DIGITAL COURIER TECHNOLOGIES, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

Digital Courier International, Inc.

During the quarter ended December 31, 2000, the Company assessed the realizability of the goodwill associated with this and other acquisitions. As a result of that analysis, unamortized goodwill of $6,539,338 associated with DCII was written off as impaired.

Access Services, Inc.

During the quarter ended December 31, 2000 the Company assessed the realizability of the goodwill associated with this and other acquisitions. As a result of that analysis, unamortized goodwill of $1,412,071 associated with Access Services was written off as impaired.

SB.com, Inc.

At June 30, 2001, the Company assessed the realizability of the remaining goodwill under current business conditions and recorded an additional writedown of $4,199,858.

At March 31, 2002 the Company assessed the realizability of the remaining goodwill under current business conditions. As a result of that analysis, all remaining unamortized goodwill of $4,692,861 associated with SB.com, Inc. was written off as impaired.

In connection with the acquisition of SB.com, the Company loaned $500,000 to each of four of SB.com's prior shareholders. The notes receivable bear interest at 6 percent, are unsecured, and were due at the earlier of June 30, 2001 or from the proceeds from the sale of DCTI common stock held by the individuals. Since the stated interest rate on the notes of 6 percent was less than the current market interest rate at the inception of the notes, the notes have been discounted using a 10 percent interest rate. The notes remain outstanding at March 31, 2002 pending resolution of registration rights claims made by the Noteholders as discussed further in Note 4. Management will aggressively pursue collection of the notes, however, it was considered prudent to fully reserve the amounts due in the quarter ended June 30, 2001. A reserve of $2,197,596 was recorded at that time. In addition, the Company has stopped making payments on a severance agreement with one of the prior SB.com shareholders pending resolution of these matters.

NOTE 3  - NET LOSS PER COMMON SHARE

Basic net loss per common share ("Basic EPS") excludes dilution and is computed by dividing net loss by the weighted average number of common shares outstanding during the period. Diluted net loss per common share ("Diluted EPS") reflects the potential dilution that could occur if stock options or other contracts to issue common stock were exercised or converted into common stock. The computation of Diluted EPS does not assume exercise or conversion of securities that would have an antidilutive effect on net loss per common share.

Options to purchase 5,303,347 and 4,447,224 shares of common stock at weighted average exercise prices of $0.27 and $2.79 per share as of March 31, 2002 and 2001, respectively, warrants to purchase 390,000 and 1,990,000 shares of common stock at weighted average exercise prices of $10.60 and $7.20 per share as of March 31, 2002 and 2001, respectively and 360 shares of Series A preferred stock convertible to 800,000 shares of common stock at $4.50 per share at March 31,

               DIGITAL COURIER TECHNOLOGIES, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

2002 and 2001 were not included in the computation of Diluted EPS. The inclusion of the options, warrants and preferred stock would have been antidilutive, thereby decreasing net loss per common share.

NOTE 4 - COMMITMENTS AND CONTINGENCIES

Legal Matters

In November 2000, Ameropa Ltd. filed suit in the California Superior Court in Los Angeles against the Company and Donald J. Marshall, a former President and director of the Company, alleging that the plaintiff is the assignee of several persons and entities which owned interests in DataBank (the "Ameropa litigation"). Ameropa claims that Mr. Marshall breached a contract with its assignors to pay them their alleged share of the DataBank purchase price. Ameropa has recently added as a defendant James Egide, a former Chief Executive Officer and Chairman of the Company. In January, the court granted a motion by the Company to dismiss certain claims without leave to amend and granted
Plaintiff leave to amend others. The Company has moved to dismiss the recent amendment to the complaint and anticipates that motion will be heard by the court by June 2002. While the Company intends to vigorously defend this action, no assurance can be given as to the ultimate outcome or resolution of this action.

In July 2001, Jim Thompson and Kenneth Nagel, both former owners of shares of SecureBank.com, filed a complaint against the Company, SB.com and Bobbie Downey, the Company's former Corporate Secretary and General Counsel, in the Circuit Court of the Sixth Judicial Circuit in and for Pinellas County, State of Florida Civil Division, alleging that the Company failed to register 500,000 shares of the Company's stock pursuant to the parties' June 1, 1999 Registration Rights Agreement. The complaint purports to allege claims for breach of contract, fraudulent inducement, declaratory judgment and rescission. The Company removed the action to the United States District Court for the Northern District of Florida. The Company also filed a counterclaim for breach of contract against Thompson and Nagel arising from promissory notes they entered into with the Company and for breach of fiduciary duty against Nagel for conduct he engaged in as a director of the Company. On March 27, 2002, the court denied defendants' motion to dismiss, but ordered plaintiffs to file a legally adequate amended complaint within 45 days. On March 29, 2002, the court ordered that the parties participate in a mediation, which has been scheduled for late July 2002. On April 15, 2002, the court denied plaintiffs' motion to remand the case to state court. On or about May 13, 2002, plaintiffs filed an amended complaint. While the Company intends to vigorously defend this action, no assurance can be given as to the ultimate outcome or resolution of this action.

In January 2002, the Company filed a lawsuit in the United States District Court for the Northern District of California in response to the "Consent Statement" which was earlier filed by a group of shareholders led by Mr. James Egide (the Egide group), the Company's onetime Chairman and CEO. The Company asked the Court to rule that the Egide group's Consent Statement is false and misleading and that it violates the SEC Act of 1934. The Company's complaint sought injunctive relief such that shareholders are not allowed to vote until the Egide group files a truthful Proxy. The Company believed that the Consent Statement filed by the Egide group contained numerous false and misleading statements,

               DIGITAL COURIER TECHNOLOGIES, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

that it omitted important information the shareholders should know about, including that Mr. Egide and certain members of his group were officers, employees and Board Members during the time that gave rise to the losses which the Company has endured as it has written down the value of various acquisitions and expensed the costs of uncollectible chargebacks and credit card association fines. The Egide Group answered the complaint, denying the allegations. Also in response to the lawsuit, the Egide Group substantially amended their Consent Statement to address the Company's principal allegations. On May 10, 2002, the Company and the Egide Group filed a stipulation with the court requesting that the case be dismissed with prejudice.

On March 18, 2002, the Company, Donald J. Marshall and Nautilus Management, Ltd., an entity wholly-owned and controlled by Mr. Marshall entered into an amendment of the Settlement and Release Agreement (the "Settlement Agreement") previously entered into among them on October 16, 2001 to resolve a dispute regarding an allegation by Mr. Marshall that the Company had breached the Settlement Agreement, which the Company denied, and to make certain desired changes to the original terms of the Settlement Agreement. In the amendment, as previously disclosed in the Company's 8-K filing, Marshall was granted a concession fee of $136,000, of which $36,000 was paid in March 2002 and the remaining $100,000 is payable through the delivery of 1,428,571 shares of common stock of DCTI. At March 31, 2002, the Company had accrued $1,047,000 related to its obligation under the Settlement Agreement as amended.

Since the end of the quarter, the Company has been named a defendant in several lawsuits. On April 8, 2002, Next Generation Ltd., Prospect Creek, Ltd., Oxford Partners, Ltd., and Carib Venture Partners, Ltd. ("Next Generation plaintiffs") filed a complaint against the Company in the United States District Court for the Northern District of California alleging that the Company failed to register restricted shares of the Company's common stock. The Next Generation plaintiffs received the shares in the course of the Company's acquisition of DataBank in October 1999 and claim that the Company was obligated to periodically register a portion of those restricted shares with the SEC following the DataBank transaction, but failed to do so. The Next Generation plaintiffs' complaint purports to state claims for breach of contract, breach of the implied covenant of good faith and fair dealing, unjust enrichment, negligent misrepresentation, declaratory judgment, negligence and constructive fraud. The Company has not filed a response to the Next Generation plaintiffs' complaint. While the Company intends to vigorously defend this action, no assurance can be given as to the ultimate outcome or resolution of this action.

On April 15, 2002, the Bank of Nevis International Limited ("Bank") filed a claim against the Company and DataBank International Ltd. ("DataBank") in the Eastern Caribbean Supreme Court in the High Court of Justice, Federation of Saint Christopher and Nevis containing various allegations against the Company and DataBank arising from a credit card transaction processing agreement ("Agreement"). In particular, the Bank of Nevis alleges that DataBank, which the Company acquired in October 1999, and/or the Company breached the Agreement by
(1) failing to pay processing fees due under the Agreement (2) negligently instructing the Bank to make refunds to merchants; (3) instructing the Bank to pay merchants who were not its customers; (4) failing to ensure that the reserve

               DIGITAL COURIER TECHNOLOGIES, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

fund of each merchant was sufficient to cover any loss the Bank may suffer; (5) not having proper or effective software to manage credit card transactions; (6) delaying in instructing the Bank to make payments; (7) not carrying out proper bookkeeping; (8) failing to maintain sufficient information for merchant accounts; (9) providing inaccurate instructions to the Bank; and (10) failing to provide timely instructions to the Bank. The claim also alleges that the Company and DataBank breached an agreement with the Bank to be bound by the findings of PricewaterhouseCoopers regarding the amounts owed by each party under the Agreement. Finally, the Bank also alleges that DataBank had an obligation to indemnify it against any losses associated with merchant processing. The claim seeks $2.9 million. The Company has not filed a response to the Bank's complaint. While the Company intends to vigorously defend this action, no assurance can be given as to the ultimate outcome or resolution of this action.

On April 22, 2002, Cybernet Ventures, Inc. ("Cybernet") filed a complaint against the Company in Los Angeles County Superior Court alleging that the
Company failed to provide certain information in response to requests for information and, as a result, Equifax labeled Cybernet an excessive chargeback merchant and listed it on the MasterCard International's Terminated Merchant File, making card-acquiring banks, credit card processors, as well as Visa and MasterCard, reluctant to do business with Cybernet. Cybernet also alleges that in September 2001, Visa fined it for excessive chargebacks, despite an agreement with the Company that it was to get a three month grace period during which Visa would not impose any fines. Cybernet further alleges that the Company erroneously processed through the MasterCard and Visa systems credit card transactions originated by other Internet merchants not affiliated with Cybernet and that, as a result, MasterCard fined it $1.2 million and St. Kitts Bank placed a hold on its merchant account. Finally, Cybernet alleges that the Company improperly collected certain transaction fees. Cybernet's complaint purports to state claims for fraud, intentional misrepresentation, negligent misrepresentation, conversion, unjust enrichment and interference with economic relations. The Company has not filed a response to Cybernet's complaint. While the Company intends to vigorously defend this action, no assurance can be given as to the ultimate outcome or resolution of this action.

In addition to the above matters, the Company is the subject of certain legal matters, which it considers incidental to its business activities. It is the opinion of management, after consultation with independent legal counsel, that the ultimate disposition of these legal matters will not individually or in the aggregate have a material adverse effect on the consolidated financial position, liquidity or results of operations of the Company. These claims, if determined adversely to the Company, could have a material adverse effect on the Company's financial position, liquidity and results of operations.

NOTE 5 - CAPITAL TRANSACTIONS.

Preferred Stock

The Company is authorized to issue up to 2,500,000 shares of its $10,000 par value preferred stock. The Company's Board of Directors is authorized, without shareholder approval, to fix the rights, preferences, privileges and restrictions of one or more series of the authorized shares of preferred stock.

               DIGITAL COURIER TECHNOLOGIES, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

On December 31, 2001, the Company issued one share of Series B Preferred Stock to each current member of the Board of Directors. The issuance of the Series B Preferred Stock was intended to create a mechanism whereby the Company's shareholders are assured a fair process for electing members to the Company's Board, including an opportunity to review accurate and fair proxy solicitations. The terms of the Series B Preferred Stock allow the holders, voting as one class, to elect 4 directors at each annual or special meeting at which directors are elected, or pursuant to any election of directors by written consent of the shareholders. A Series B director may be removed by a majority of the then serving directors with or without cause. The Series B Preferred Stock rights may be amended or repealed by any of the following: a vote of at least 70% of the Company's shareholders voting at a meeting with a record date on or prior to February 15, 2002, a vote of at least 60% of the Company's shareholders voting at a meeting with a record date after February 15, 2002, approval of at least 80% of shareholders of the Company acting by written consent, or unanimous approval (by vote or written consent) of the Series B Preferred shareholders voting as one class. The voting rights of the Series B Preferred Stock terminate automatically on June 30, 2003.

On January 15, 2002, the Company converted all outstanding shares of Series B Preferred Stock, issued on December 31, 2001 to each current member of the Board of Directors, to a total of 4 shares of common stock. The Company had authorized the issuance of the Series B Preferred Stock as a short-term mechanism to protect the shareholders against the Egide Group's Consent Statement (which the Company believes is false), referred to under legal matters in Note 4, in the event the Egide Group was permitted, over the Holidays, to commence soliciting shareholders before the Company had an opportunity to respond. Since December 31, 2001, the Company has taken several actions to ensure a fair election process. The Company has filed a letter to shareholders with the SEC and has taken other steps to inform the shareholders of key facts, including the fact that Egide was Chairman of the Board and CEO when certain acquisitions were consummated for which the Company has had to report more than $188 million in write downs and that Egide was Chairman and CEO when various merchants were allowed to process with the Company without proper authorization, which has cost the Company over $7 million in uncollectible chargebacks and fines.

On January 22, 2002, the Company entered into an agreement with Brown Simpson Partners I, Ltd. whereby, in exchange for 360 shares of Series D Preferred Stock, Brown Simpson agreed to surrender all Series A Preferred Stock of the Company, all warrants to purchase shares of capital stock of the Company, and all registration, anti-dilution or participation rights Brown Simpson may have with respect to the Company's capital stock previously issued to Brown Simpson. In addition, Brown Simpson agreed to release the Company from any liability arising from claims it has asserted against the Company in connection with the acquisition of DataBank International Ltd. and the delisting of the Company's stock by Nasdaq. Each share of Series D Preferred Stock issued to Brown Simpson has a stated value of $10,000, and is presently convertible into 33,333 shares of common stock of the Company, although Brown Simpson cannot exercise any conversion right until May 31, 2002.

               DIGITAL COURIER TECHNOLOGIES, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

Common Stock Issuances and Other Transactions

During the year ended June 30, 2001, the Company issued 1,000,000 shares to Transaction Systems Architect, Inc. in connection with the exercise of warrants. Also, 8,637,622 shares were returned to the Company in connection with the settlement of the investigation into the DataBank acquisition. See full discussion in our Form 10-K as of June 30, 2001.

On October 16, 2001 the Company issued 3,500,000 shares to a shareholder in settlement of claims regarding the Company's alleged failure to register restricted shares of the Company's common stock, as well as certain other alleged breaches of his contract rights. Additionally, as part of the settlement, the shareholder was allowed to keep 70,000 shares previously promised to be returned to the Company. On March 18, 2002, this settlement was further amended. See Note 4.

Issuance of Common Stock to Transaction Systems Architects, Inc.

On June 14, 1999, TSAI purchased 1,250,000 shares of the Company common stock and five- year warrants to purchase an additional 1,000,000 shares of the Company's common stock in exchange for $6,500,000. The exercise price of the warrants is the lower of $5.20 per share or the average per share market value for the five consecutive trading days with the lowest per share market value during the 22 trading days prior to December 14, 1999. On July 7, 2000 TSAI exercised their warrants and purchased 1,000,000 shares of the Company's common stock for $5.20 per share.

In May 2001, the various agreements with ACI were amended. The distribution agreement was modified such that an exclusivity clause granted ACI was cancelled, the rate at which the Company earns fees was reduced to 10% of the amounts received by ACI and the remaining future payments of $4,800,000 were cancelled. Additionally, a consulting agreement requiring payment of $2,000,000 to ACI was cancelled, a service agreement with various guaranteed payments due ACI was cancelled and other amounts due ACI were consolidated into a Note for $667,406. The Note is payable in monthly installments over twelve months from April 1, 2001 and earns interest at Prime. No payments have been made since June 2001.

NOTE 6 - STOCK-BASED COMPENSATION

The Company has elected to continue to apply Accounting Principles Board Opinion No. 25 and related interpretations in accounting for its stock-based compensation plans as they relate to employees and directors. Historically, the Company's stock options have been accounted for using fixed plan accounting. The option grants permit various exercise alternatives, including certain cashless exercise provisions. Through fiscal 1999, the Company's experience indicated that substantially all cashless exercises could have been effected through the use of mature shares and therefore fixed plan accounting was appropriate. Due to the Company's recent acquisitions and growth, options have been granted to more employees who do not hold mature shares of the Company's common stock and therefore the Company has determined that these options should be accounted for using variable plan accounting. Under variable plan accounting, changes, either increases or decreases, in the market price of the Company's common stock results in a change in the measurement of compensation. Compensation is measured as the difference between the market price and the option exercise price and is amortized to expense over the vesting period. During the year ended June 30, 2000, the Company recorded $649,300 of compensation expense related to these

               DIGITAL COURIER TECHNOLOGIES, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

variable awards. During the year ended June 30, 2001, as a result of a decrease in the Company's stock price, the $649,300 recorded during the year ended June 30, 2000 was reversed.

In February 2001, the Company repriced approximately 1,069,000 employee options from an exercise price of $2.91 to $0.49. These options were already accounted for using variable plan accounting.

During fiscal 2001 the Company granted the then Chairman of the Board of Directors 300,000 options with an exercise price of $4.50, which was the market price of the stock on the date of the grant. Since this grant exceeded the typical grant for other Board members, the Company has recorded compensation expense determined using the Black Scholes Method. Accordingly a non-cash expense in the amount of $895,776 was recorded during fiscal 2001.

On October 16, 2001, the Company's board of directors agreed to reprice all outstanding stock options for current employees and directors at the closing market price on that date of $0.096 cents per share. The total number of options affected was 2,724,952.

Significant awards of options were made to directors, some of who also provided management services to the Company. A significant award was also made to a director who is also a Company executive. In March 2002, 1,312,500 fully vested options were granted to the directors and 750,000 fully vested options were granted to the executive. The fair value of the awards to the directors granted in exchange for management services was insignificant.

NOTE 7 - SUBSEQUENT EVENTS

On April 16, 2002 the Company issued 1,428,571 shares of its restricted common stock to a Shareholder as per the settlement agreement reached with this Shareholder on March 18, 2002. See Legal Matters in Note 4.

In April 2002, the Company granted 380,000 options to an executive in lieu of monthly pay. In April 2002, the Company also granted 400,000 options to a director in exchange for management services provided. No material expense was incurred in connection with these awards.

NOTE 8 - NEW ACCOUNTING PRONOUNCEMENTS

In June 2001, the Financial Accounting Standards Board finalized FASB Statements No. 141, Business Combinations (SFAS 141), and No. 142, Goodwill and Other Intangible Assets (SFAS 142). SFAS 141 requires the use of the purchase method of accounting and prohibits the use of the pooling-of-interests method of accounting for business combinations initiated after June 30, 2001. SFAS 141 also requires that the Company recognize acquired intangible assets apart from goodwill if the acquired intangible assets meet certain criteria. SFAS 141 applies to all business combinations initiated after June 30, 2001 and for purchase business combinations completed on or after July 1, 2001. It also requires, upon adoption of SFAS 142 that the Company reclassify the carrying amounts of intangible assets and goodwill based on the criteria in SFAS 141.

               DIGITAL COURIER TECHNOLOGIES, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

SFAS 142 requires, among other things, that companies no longer amortize goodwill, but instead test goodwill for impairment at least annually. In addition, SFAS 142 requires that the Company identify reporting units for the purposes of assessing potential future impairments of goodwill, reassess the useful lives of other existing recognized intangible assets, and cease amortization of intangible assets with an indefinite useful life. An intangible asset with an indefinite useful life should be tested for impairment in accordance with the guidance in SFAS 142. SFAS 142 is required to be applied in fiscal years beginning after December 15, 2001 to all goodwill and other intangible assets recognized at that date, regardless of when those assets were initially recognized. SFAS 142 requires the Company to complete a transitional goodwill impairment test six months from the date of adoption. The Company is also required to reassess the useful lives of other intangible assets within the first interim quarter after adoption of SFAS 142.

The Company's previous business combinations were accounted for using the purchase method. As of March 31, 2002, the net carrying amount of goodwill is $0 and other intangible assets is $4,495,368. Amortization expense during the three and nine months ended March 31, 2002 was $1,827,603 and $5,482,807 respectively. Additionally, the Company wrote off remaining goodwill balances as impaired during the three months ended March 31, 2002 in the amount of $12,135,383. As all goodwill is written down to $0, implementation of these standards is not expected to have any impact on the Company's financial statements.

SFAS 143, Accounting for Asset Retirement Obligations, was issued in June 2001 and is effective for fiscal years beginning after June 15, 2002. SFAS 143 requires that any legal obligation related to the retirement of long-lived assets be quantified and recorded as a liability with the associated asset retirement cost capitalized on the balance sheet in the period it is incurred when a reasonable estimate of the fair value of the liability can be made.

 SFAS 144, Accounting for the Impairment or Disposal of Long-Lived Assets, was issued in August 2001 and is effective for fiscal years beginning after December 15, 2001. SFAS 144 provides a single, comprehensive accounting model for impairment and disposal of long-lived assets and discontinued operations.

 SFAS 143 and SFAS 144 will be adopted on their effective dates, Currently, the Company is assessing but has not yet determined how the adoption will impact its financial position and results of operations.

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS
        OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

Digital Courier Technologies, Inc. (referred to herein as "DCTI" or the "Company"; the Company is also referred to in the first person, using terms like "we", "our" and "us") is a leading provider of advanced e-payment services for businesses, merchants, and financial institutions. In fiscal 2001, our revenues were primarily derived from processing payments for the Internet gaming and e-tailing industries. Over 90% of our revenues are earned from customers located outside the U.S. The Company's services have introduced to the marketplace a secure and cost-effective system for credit card processing and merchant account management. By integrating services under one provider, DCTI can offer to customers an outsource solution for merchant account set-up, an Internet Payment Gateway, payment processing, fraud control technology, and Web-based reporting.

The Company, a Delaware corporation, was originally incorporated May 16, 1985. DCTI and its predecessor have acquired and sold several companies during the last four fiscal years. On January 8, 1997, the Company acquired the stock of Sisna, Inc. ("Sisna"). During fiscal 1998, the Company acquired the stock of DCTI, Books Now, Inc. ("Books Now") and the stock of WeatherLabs Technologies, Inc. ("WeatherLabs"). During fiscal 1999, the Company acquired the stock of Access Services, Inc. ("Access Services"), the stock of SB.com, Inc. ("SB.com") and acquired the stock of Digital Courier International, Inc. ("DCII"). During fiscal 2000, the Company acquired the stock of DataBank International, Ltd. ("DataBank"), the stock of CaribCommerce, Ltd. ("CaribCommerce") and the assets of various entities referred to jointly as "MasterCoin". These acquisitions have been accounted for as purchases with the results of operations of the acquired entities being included in the accompanying consolidated financial statements from the dates of the acquisitions. In fiscal 1998, the Company sold its direct mail advertising operations to Focus Direct, Inc. ("Focus Direct") and sold the stock of Sisna acquired in January 1997 back to Sisna's former major shareholder. In fiscal 2000, the Company sold its WeatherLabs operations to Landmark Communications, Inc.

DCTI, DCII, Access Services, SB.com, DataBank and CaribCommerce are collectively referred to herein as the "Company". All significant intercompany accounts and transactions have been eliminated in consolidation.

Results of Operations

Three months ended March 31, 2002 compared with three months ended March 31, 2001, and nine months ended March 31, 2002 compared with nine months ended March 31, 2001

Revenue

Revenue for the three months ended March 31, 2002 was $4,017,630 as compared to $8,529,137 for the three months ended March 31, 2001. During the three months ended March 31, 2002, revenues were primarily derived from payment processing activities, including $212,235 of revenues related to fees earned on the processing of chargebacks. In addition, $162,387 of revenues were earned under a software distribution agreement. During the three months ended March 31, 2001, payment processing revenues were $8,214,137 and revenues earned under a software distribution agreement were $315,000. Payment processing revenue, during the three months ended March 31, 2001, included $457,020 of revenues related to fees earned on the processing of chargebacks. The decrease in revenues is primarily due to the loss of a significant merchant, which provided 18% of revenues during fiscal 2001, as well as, the decrease in the volume of transaction from merchants utilizing the Company's processing services.

Revenue for the nine months ended March 31, 2002 was $13,329,200 as compared to $27,162,971 for the nine months ended March 31, 2001. During the nine months ended March 31, 2002, revenues were primarily derived from payment processing activities, including $912,813 of revenues related to fees earned on the processing of chargebacks. In addition, $324,387 of revenues were earned under a software distribution agreement. During the nine months ended March 31, 2001, payment processing revenues were $26,217,971 and revenues earned under a software distribution agreement were $945,000. Payment processing revenue, during the nine months ended March 31, 2001, included $1,810,050 of revenues related to fees earned on the processing of chargebacks. The decrease in revenues is primarily due to the loss of a significant merchant, which provided 18% of revenues during fiscal 2001, as well as, the decrease in the volume of transaction from merchants utilizing the Company's processing services.

Cost of Revenue

Cost of revenue includes amounts paid to banks and processors. For the three months ended March 31, 2002 cost of revenue was $2,302,136 or 57.3% of revenue. Cost of revenue for the three months ended March 31, 2001 was $5,167,762 or 60.6% of revenue. The decrease in cost of revenues as a percentage of sales is primarily due to the decrease in lower margin, domestic processing as a percentage of total revenues.

For the nine months ended March 31, 2002 cost of revenue was $8,256,976 or 61.9% of revenue. Cost of revenue for the nine months ended March 31, 2001 was $17,519,894 or 64.5% of revenue. The decrease in cost of revenues as a percentage of sales is primarily due to the decrease in lower margin, domestic processing as a percentage of total revenues.

Operating Expenses

At March 31, 2002 the Company assessed the realizability of the remaining goodwill balances associated with both Databank and SB.com under current business conditions. As a result of that analysis, all remaining unamortized goodwill of $12,135,383 was written off as impaired.

Depreciation and amortization expense decreased 39.6% to $2,313,368 during the three months ended March 31, 2002 from $3,829,824 during the three months ended March 31, 2001. The decrease in depreciation and amortization expense was primarily due to the decrease in amortization of goodwill as a result of goodwill impairment write-downs prior to the three month period ended March 31, 2002 and subsequent to the three month period ended March 31, 2001 of $14,123,113.

Depreciation and amortization expense decreased 77.2% to $7,000,149 during the nine months ended March 31, 2002 from $30,765,272 during the nine months ended March 31, 2001. The decrease in depreciation and amortization expense was due to the decrease in amortization of goodwill as a result of the $156,123,113 of goodwill impairment write-down during fiscal 2001.

Selling, general and administrative expense decreased 40.4% to $1,390,263 during the three months ended March 31, 2002 from $2,330,744 during the three months ended March 31, 2001. The decrease in selling, general and administrative expense was due to the reductions in work force and closing of offices during fiscal 2001.

Selling, general and administrative expense net of non-cash, stock based expense decreased 46.4% to $4,479,719 during the nine months ended March 31, 2002 from $8,358,330 during the nine months ended March 31, 2001. The decrease in selling, general and administrative expense was due to the reductions in work force and closing of offices during fiscal 2001.

Research and development increased 134.3% to $130,928 during the three months ended March 31, 2002 from $55,876 during the three months ended March 31, 2001. The Company had a reduction in force in December 2000 that resulted in the low research and development expenditure during the three months ended March 31, 2001. Subsequently, the Company has shifted some remaining resources to research and development.

Research and development expense net of non-cash, stock based expense decreased 62.2% to $383,810 during the nine months ended March 31, 2002 from $1,014,081 during the nine months ended March 31, 2001. The decrease in research and development expense was due to the reductions in work force and closing of offices during fiscal 2001.

The Company's variable option plan did not create any non-cash compensation adjustments during the three or nine month periods ended March 31, 2002 as all outstanding options were priced at or in excess of the quoted stock price as of the end of these periods. During the nine months ended March 31, 2001 the non-cash compensation adjustment associated with the Company's variable option plan generated a credit of $649,300 as all outstanding options had exercise prices greater than the quoted stock price on March 31, 2001.

Our income tax benefit is zero as we fully provide for our deferred tax assets as realization of these benefits is not deemed to be more likely than not.

Liquidity and Capital Resources

During the nine months ended March 31, 2002, operating activities provided cash of $858,702. Non-cash depreciation, amortization and goodwill impairment expenses of $19,135,532 resulted in a net loss of $19,524,485. Additionally, cash provided by a decrease in restricted cash was offset by a decrease in merchant reserve and merchant settlement liabilities. These decreases are consistent with the decrease in revenues. Also, reducing the liability to payment processor offset cash provided by the liquidation of our deposit with payment processor. Other changes in current asset and liabilities accounts accounted for the remaining net cash used in operating activities during the period.

During the nine months ended March 31, 2001, operating activities used cash of $8,202,967. The net loss of $172,350,975 was caused primarily by non-cash depreciation and amortization expense and impairment write-down of goodwill of $176,194,385. The net use of cash was due to an increase in restricted cash of approximately $18.7 million along with decreases of accounts payable and other liabilities. These uses of cash were partially offset by the conversion of a receivable from payment processor to cash and increases to cash balances from increased amounts payable to merchants and payment processors.

The Company used $20,895 of cash for investing activities during the nine months ended March 31, 2002 related to the purchase of computer equipment. During the nine months ended March 31, 2001 net cash used in investing activities was $862,206 as the Company made purchases of $882,059 to upgrade and build redundancy in its computer facilities, offset by $19,853 in proceeds from disposition of equipment.

The Company used $1,083,264 of cash during for financing activities during the nine months ended March 31, 2002. The cash was used to make repayments of principal amounts owed on borrowings and under capital lease agreements. The Company generated $4,556,372 in cash from financing activities in the nine months ended March 31, 2001, as TSAI exercised its option to purchase 1,000,000 shares of the Company's common stock at $5.20 and the Company paid $315,525 under capital lease obligations and $328,103 in principal on borrowings.

Since its inception, our business has incurred significant losses, and as of March 31, 2002 had negative working capital of $4,278,615. In addition, cash balances available at March 31, 2002 have been substantially exhausted in order to fund current operations and pay liabilities. Notably, $260,000 was spent to renew the directors and officers' insurance policy. As a result, there has been uncertainty about the Company's ability to continue as a going concern, which was stated in our auditor's report on the Company's financial statement for the 2001 fiscal year. There can be no assurance that the proceeds of any future financing, if any, will substantially affect the Company's going concern status or that the Company's ongoing need for financing will be met or that any future financing will be on terms favorable to the Company.

Our capital requirements depend on several factors, including the rate of market acceptance of our services, the ability to expand our customer base, the growth of sales and marketing, our ability to successfully defend litigation against us. If adequate funds are not available or are not available on acceptable terms, our growth may be limited and we may be unable to develop or enhance our services, take advantage of future opportunities, respond to competitive pressures or defend pending or future litigation. The Company requires additional financing to meet its current capital requirements. The Company has been working for months to obtain additional financing and hopes to conclude a financing by May 31, 2002. If a financing is concluded, it will in all likelihood involve the issuance of additional shares of common stock or series of preferred stock with rights that are senior to those of our common stockholders or holders of shares of the Company's preferred stock. We may issue common stock or debt or equity securities convertible into shares of common stock to obtain additional financing if required. Any additional financing will also likely result in substantial dilution to current holders of our common stock. Furthermore, the Company's losses and lack of tangible assets to pledge as security for debt financing could prevent the Company from obtaining loans from banks or other lenders. Failure to obtain adequate financing would have a material adverse effect on the Company and could result in cessation of the Company's business and lead to filing for protection under the bankruptcy laws.


Forward-Looking Information

Statements regarding the Company's expectations as to future revenue from its business strategy, and certain other statements presented herein, constitute forward-looking information within the meaning of the Private Securities
Litigation Reform Act of 1995. Although the Company believes that its expectations are based on reasonable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results will not differ materially from expectations. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations, are generally identifiable by the use of words such as "believe", "expect", "intend", "anticipate", "estimate", "project", or similar expressions. These forward-looking statements relate to, among other things, expectations of the business environment in which the Company operates, projections of future performance, potential future performance, potential future processing experience, perceived opportunities in the market, and statements regarding the Company's mission and vision. The Company's actual results, performance, and achievements may differ materially from the results, performance, and achievements expressed or implied in such forward-looking statements due to a wide range of factors.

 In addition to matters affecting the Company's industry generally, factors which could cause actual results to differ from expectations include, but are not limited to risks relating to the Company's continued ability to create or acquire products and services that customers will find attractive and the potential for increased competition which could affect pricing and profitability. Additional information on factors that may affect the business and financial results of the Company can be found in filings of the Company with the Securities and Exchange Commission, including the Company's annual report on Form 10-K. The Company does not undertake, and specifically disclaims any obligation, to update any forward looking statements to reflect occurrences, events or circumstances after the date of such statements.

PART II
Item 1                     LEGAL PROCEEDINGS

The disclosure called for by this item is incorporated herein by reference to the Notes to Condensed Consolidated Financial Statements filed herewith.

Item 2                     CHANGES IN SECURITIES AND USE OF PROCEEDS

On January 15, 2002, the Company converted all outstanding shares of Series B Preferred Stock, issued on December 31, 2001 to each current member of the Board of Directors, to a total of 4 shares of common stock. The Company had authorized the issuance of the Series B Preferred Stock as a short-term mechanism to protect the shareholders against the Egide Group's Consent Statement (which the Company believes is false), referred to under legal matters in Note 4, in the event the Egide Group was permitted, over the Holidays, to commence soliciting shareholders before the Company had an opportunity to respond. Since December 31, 2001, the Company has taken several actions to ensure a fair election process. The Company has filed a letter to shareholders with the SEC and has taken other steps to inform the shareholders of key facts, including the fact that Egide was Chairman of the Board and CEO when certain acquisitions were consummated for which the Company has had to report more than $188 million in write downs and that Egide was Chairman and CEO when various merchants were allowed to process with the Company without proper authorization, which has cost the Company over $7 million in uncollectible chargebacks and fines.

On January 22, 2002, the Company entered into an agreement with Brown Simpson Partners I, Ltd. whereby, in exchange for 360 shares of Series D Preferred Stock, Brown Simpson agreed to surrender all Series A Preferred Stock of the Company, all warrants to purchase shares of capital stock of the Company, and all registration, anti-dilution or participation rights Brown Simpson may have with respect to the Company's capital stock previously issued to Brown Simpson. In addition, Brown Simpson agreed to release the Company from any liability arising from claims it has asserted against the Company in connection with the acquisition of DataBank International Ltd. and the delisting of the Company's stock by Nasdaq. Each share of Series D Preferred Stock issued to Brown Simpson has a stated value of $10,000, and is presently convertible into 33,333 shares of common stock of the Company, although Brown Simpson cannot exercise any conversion right until May 31, 2002.

Item 3                     DEFAULTS UPON SENIOR SECURITIES

                           None

Item 4                     SUBMISSION OF MATTER TO A VOTE OF SECURITY HOLDERS

                           None

Item 5                     OTHER INFORMATION

                           None

Item 6                     EXHIBITS AND REPORTS ON FORM 8-K

         The Company filed Current Reports on Form 8-K dated January 15, 2002, as amended (Item 1); January 18, 2002 (Item 5); March 11, 2002 (Item 5); and March 18, 2002 (Item 5).

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                               DIGITAL COURIER TECHNOLOGIES, INC.


Date: May 15, 2002            By    /s/ Evan M. Levine
                                   ------------------------------------
                                        Evan M. Levine
                                        Interim Chief Executive Officer


                                       24